Exhibit 16.1

                             GOLDSTEIN & GANZ, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                                                                  Member of the American Institute
                                98 CUTTERMILL ROAD                of Certified Public Accountants

                            GREAT NECK, NEW YORK 11021            Member of The New York State
                                                                  Society of Certified Public
                                   -----------                    Accountants

                                 (516) 487-0110

                            Facsimile (516) 487-2928





                                                             May 2, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Commissioners:

     We have read the statements made by Medical Nutrition USA, Inc. under Item 4.01(a) of its Form 8-K/A dated May 2, 2006. We agree with the statements concerning our firm in that Form 8-K/A. We are not in a position to agree or disagree with the other statements of Medical Nutrition USA, Inc. contained therein.

                                                   Very truly yours,



                                                   Goldstein & Ganz, CPA's, P.C.


cc:    Mr. Frank Newman
       Medical Nutrition USA, Inc.
       10 West Forest Avenue
       Englewood, NJ  07631